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                                                                    EXHIBIT 10.7

                          MEMORANDUM OF UNDERSTANDING
                          Employment of James H. Daly
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                   Title: Vice-President, Secretary and General Counsel
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                      Vice President International Operations
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1. INTENT & PURPOSE
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Software AG Americas, Inc. ("SAGA") desires to continue your employment in an
Executive Manager capacity. SAGA employs you as Vice-President, Secretary and General Council, and Vice-President, International Operations, to perform and discharge such services and duties reasonably commensurate with such position and as shall be assigned to you from time to time by the President of SAGA.

This Memorandum is intended to outline the rights and responsibilities of SAGA and you in the event of termination caused by either party. It is NOT intended as, nor should it be considered, an employment contract.

2. EMPLOYMENT AT WILL
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SAGA is an at will employer. Either you or SAGA may terminate the employment
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relationship at any time.

3. DESIRE OF NOTICE
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Though the employment relationship is at will, each party is encouraged to give the other thirty (30) days' written notice of intent to terminate the employment relationship, including a termination due to retirement.

4. DEFINITION OF CAUSE
----------------------

For purposes of this Memorandum, "cause" means: felonious illegal acts as determined by a competent court of law within the United States, as well as the breach or violation of any other signed agreements, i.e. Confidentiality Agreements, etc., and the destruction of Company property.

5. TERMINATION
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In the event SAGA shall terminate your employment, other than for cause, it will pay severance benefits (lump sum within thirty (30) days of termination) equal to twelve (12) months (inclusive of notice period) of your then-current salary.

Additionally, for the period of time to which the severance payments relate or until you find alternative employment if earlier, SAGA will continue your health and other fringe benefits as provided under the SAGA plan(s) made generally available to all employees, and pay you on a monthly basis, an amount equal to your car allowance.
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Voluntary resignation will be considered "termination other than for cause" by
SAGA if the resignation is not in anticipation of a discharge for "cause" and occurs within ninety (90) days of a substantial change in title or substantial reduction in your compensation and benefits (other than in association with a company-wide reduction) or a substantial reduction in your job responsibilities (other than a reduction in responsibility deemed by the President to be in the best business interests of SAGA). Voluntary resignation in any other circumstance will not be considered "`termination other than for cause'" by SAGA, and no severance or other benefits will be due under this Section 5 in connection with such a resignation.

6. INCENTIVE BONUS
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Bonus payment will be paid at time of termination. Payment will be pro rata based on calendar year and assumes 100% corporate achievement. For illustration purposes, if an executive earns $100,000 per year with a 50% bonus opportunity and termination occurs on July 31, the bonus paid will be 100K x .50 x 100 (corporate achievement) x 7/12 (pro rata).

7. SUCCESSORS BOUND
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SAGA's rights and obligations under this Memorandum shall be binding upon its successors and assigns.

8. OTHER AGREEMENTS
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Upon execution, this Memorandum of Understanding will replace and supersede any prior existing agreements between SAGA and you relating to severance.
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/s/ Dan Gillis                                 12/13/96
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Dan Gillis, President and CEO                  Date



/s/ James H. Daly                              12/18/96
_____________________________                  --------
James H. Daly                                  Date
Vice-President, Secretary and General Counsel
Vice-President International Operations